Precipio 2018 Revenues Increase 66% over 2017; Company Takes Substantial Cost-Cutting Measures Towards Profitability

Shareholder call scheduled for February 21st at 4:30PM EST

NEW HAVEN, CT, (February 14th, 2019) – Specialty diagnostics company Precipio, Inc.  (NASDAQ: PRPO), announced today its preliminary unaudited 2018 Revenues of $2.8M, representing 66% growth over 2017 Revenues of $1.7M.

Furthermore, fourth quarter financials demonstrated continuous movement towards the company’s target of profitability. Key metrics demonstrate the company’s ongoing improvement of its financial performance,  with YoY revenue growth alongside the reduction of costs, to ensure that its continuous growth translates into bottom-line results.

Key metrics

The company implemented substantial cost-cutting measures in the second half of 2018, the results of which have created a positive impact on the company’s fourth quarter financials. Preliminary pro-forma results show gross margin increased from approximately 1% to 15% as lab efficiencies in both staffing and work processes began to take effect. Management anticipates a continued upward trend in gross margin over the coming quarters.

The company’s 4th quarter QoQ cash expenses dropped approximately $700K (or 22%) from $3.1M to $2.4M while preliminary revenues increased ~6% in a holiday-impacted fourth quarter. The primary cost reductions were in the company’s public company expenses (legal and audit) as well as leveraging laboratory expenses, and improved sales force efficiencies.

This resulted in a direct impact to the bottom line, reducing the company’s operating loss (prior to non-cash items) from $2.7M to $2.1M for the quarter. The impact of these changes will be the lowering of the company’s cash break-even point, which we expect in turn will lead to a slower cash burn, a reduction in capital needs, and a more rapid and clearer path to profitability. Management believes these metrics will reduce dilution to shareholders and positively impact share price.

Path to Profitability

Management notes that the company continues to deploy its efficiency opportunities, and anticipates further improvement that will impact the company’s financial performance in the first half of 2019. Continued revenue increases from our pathology business and pharma projects, as well as new product revenue from our recently developed and launched proprietary technologies - HemeScreen  and IV-Cell, are anticipated to drive the company’s growth.

“Achieving a clear path to profitability is the chief goal of the management team. While we are pleased with the direction of these results, we are far from finished with the process of reducing expenses for the company while growing the top line, and increasing gross margins”, said Ilan Danieli, Precipio’s Chief Executive Officer. “We are focused on generating shareholder value. Our goal for 2019 is significant progress toward the company standing on its own feet”.

Shareholder’s update call

Company management will hold a shareholder conference call on February 21th at 4:30PM EST, to review the company’s performance and discuss its strategic goals for 2019. During the call, as a recap to existing investors, and an introduction to new investors, management will also review the company’s business model and provide an overview of the product and services the company offers. Lastly, management will address the concerns of shareholder value, and the plans to achieve a recovery of the company’s stock.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine and Harvard’s Dana-Farber Cancer Institute, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to ICP technology, including financial projections related thereto and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on May 29, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and on the Annual Report on Form 10-K for the year ended December 31, 2017 as well as the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Inquiries:

investors@precipiodx.com

+1-203-787-7888